Exhibit 99.1

N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Energy Expands Anadarko-Woodford Acreage

DENVER, October 20, 2008 - Cimarex Energy Co. (NYSE: XEC) today announced the expansion of its Woodford Shale position in the Anadarko Basin of western Oklahoma. Cimarex has entered into an agreement with Chesapeake Energy Corporation (NYSE:CHK) to acquire 38,000 net acres for $180 million.

The acreage is located in Blaine and Canadian counties, with 88% held by production and an average net revenue interest of 84%. After completing this transaction Cimarex will have 88,000 net Anadarko-Woodford acres.

Cimarex has drilled or participated in a total of 18 Anadarko-Woodford Shale wells through the end of the third quarter of 2008. Eight additional wells are drilling, five of which are operated by Cimarex. Thirty-day average initial production rates on Cimarex’s Anadarko-Woodford wells with 4,000 foot laterals have averaged 5.0 MMcf/d.

Cimarex intends to fund the acquisition with cash. As of September 30, 2008, Cimarex had over $200 million of cash and $500 million available under its undrawn bank-credit facility.

Conference call and web cast
Cimarex will host a follow-up conference call tomorrow October 21, 2008 at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to discuss this acquisition. To access the live, interactive call, please dial (888) 603-6873 and reference call ID # 69547509 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (800) 642-1687 and by using the conference ID # 69547509. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com